Exhibit 99.1

Zayo Announces Resignation of Chief Operating Officer

BOULDER, Colo. – May 3, 2018 – Today, Zayo Group Holdings, Inc. (NYSE: ZAYO) announced that president and COO Andrew Crouch has resigned from the company, effective immediately. Crouch communicated that he has no immediate plans and will be taking time to consider his next venture. Crouch’s resignation is not related to his or the company’s performance. In his tenure as COO, Crouch expressed enthusiasm for Zayo’s business plan, results, and trajectory.  Management does not plan to pursue a replacement in the near term.

“We think very highly of Andrew, and we wish him the best,” said Dan Caruso, chairman and CEO at Zayo. “We are 100 percent focused on execution and driving accelerated growth; we do not believe this development will negatively impact our pace and progress.”

Management expects to further address this announcement on the company’s fiscal third quarter earnings conference call, scheduled for this afternoon at 5:00 p.m. EDT, May 3, 2018.

For more information about Zayo,  visit zayo.com.

About Zayo Group

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides communications infrastructure solutions, including fiber and bandwidth connectivity, colocation and cloud infrastructure to the world’s leading businesses. Customers include wireless and wireline carriers, media and content companies and finance, healthcare and other large enterprises. Zayo’s 128,000-mile network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. In addition to high-capacity dark fiber, wavelength, Ethernet and other connectivity solutions, Zayo offers colocation and cloud infrastructure in its carrier-neutral data centers. Zayo provides users with flexible, customized solutions and self-service through Tranzact, an innovative online platform for managing and purchasing bandwidth. For more information, visit zayo.com.

Forward Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words such as “believe,” “expect,” “plan,” “continue,” “will,” “should,” and similar expressions are intended to identify our forward-looking statements. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond our control. For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our 10-K dated August 22, 2017. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Media:         Pat Nichols, Corporate Communications

                   303-226-5955

                   press@zayo.com

Investors:    Brad Korch, Investor Relations

                   720-306-7556

IR@zayo.com